Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner/ Kate Thompson/ Lyle Weston 212-355-4449

Compass Diversified Announces Acquisition of Lugano Diamonds & Jewelry, Inc.
Adds Growing Luxury Goods Brand to CODI’s Strong Consumer Portfolio
Lugano Expected to Fuel Growth with CODI Resources and Capital Through Geographic Expansion and New Marketing Events

WESTPORT, Conn., – September 7, 2021 -- Compass Diversified (NYSE: CODI) (“CODI”), an owner of leading middle market businesses, today announced it has acquired Lugano Diamonds & Jewelry, Inc. (“Lugano” or the “Company”), a designer, manufacturer and marketer of high-end, one-of-a-kind jewelry, for an enterprise value of $256 million (excluding working capital and certain other adjustments upon closing). Lugano will continue to be led by its current leadership team, and existing owners will retain a significant minority stake in the Company.
Based in Newport Beach, California and founded in 2004, Lugano makes one-of-a-kind jewelry for some of the world’s most discerning clientele. In addition to its product offerings, Lugano frequently partners with local, influential organizations to host and sponsor more than 70 equestrian, social and charity events throughout the year. With a unique product catalogue, deep ties to its local communities and its intimate, salon-based sales model, Lugano builds long-lasting connections with its clients that have allowed it to achieve consistent growth for over 15 years.
“We are excited to bring a growing, luxury goods brand like Lugano to the CODI portfolio of niche-branded consumer subsidiaries,” said Elias Sabo, CEO of CODI. “Lugano’s deep commitment to product design and authentic connection with its target clientele differentiates it from its competitors. We believe that Lugano, as a trusted jewelry advisor offering a rare combination of exclusivity and service, has a sustainable business model capable of generating significant revenues and growth in both the near- and long-term.
Mr. Sabo continued: “From our perspective, Lugano is ideally positioned to benefit from the resources and access to capital that CODI will provide and build on the Company’s vision and capabilities to become the next major jewelry brand. The Company has demonstrated impressive growth, particularly over the past several years, and is in the process of expanding its talented team. CODI intends to support further growth as Lugano invests in its merchandising strategy, including continuing its retail rollout and expanding its event-driven marketing efforts. We look forward to partnering with the Lugano team to achieve new levels of success for the business in order to deliver value for our shareholders.”
“This moment marks the culmination of years of work from the entire Lugano team, and we are incredibly proud to partner with CODI for the next phase of our growth,” said Moti Ferder, Co-founder and CEO of Lugano. “For over a decade we have sought to deliver one-of-a-kind jewelry through special, curated experiences that stand apart from mainstream jewelry buying experiences. With this dedication to high-quality and authentic connections with our consumers, we have built a loyal, long-term consumer base, and we expect CODI’s support will provide us the resources to introduce more clients to Lugano’s model. Together, we are poised to transform the high-end jewelry retail space for the benefit of our valued clients.”
Gibson, Dunn & Crutcher LLP acted as legal counsel to CODI. Holland & Knight LLP acted as legal advisor to Lugano.
Additional information on the acquisition will be available in CODI's current report on Form 8-K that will be filed with the Securities and Exchange Commission (“SEC”).
About Compass Diversified (“CODI”)
CODI owns and manages a diverse set of highly defensible North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.
Leveraging its permanent capital base, long-term disciplined approach and actionable expertise, CODI maintains controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. CODI provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in its long-term growth and has consistently generated strong returns through its culture of transparency, alignment and accountability.

Our ten majority-owned subsidiaries are engaged in the following lines of business:

•The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);
•The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);
•The design and manufacture of custom packaging, insulation and componentry (Altor Solutions);
•The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);
•The design and marketing of dial-based closure systems that deliver performance fit across footwear, headwear and medical bracing products (BOA Technology);
•The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);
•The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

•The design, manufacture, and marketing of high-end, one-of-a-kind jewelry (Lugano Diamonds);
•The manufacture and marketing of portable food warming systems used in the foodservice industry, creative indoor and outdoor lighting, and home fragrance solutions for the consumer markets (Sterno); and
•The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of Lugano and CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating Lugano’s business or fully realizing cost savings and other benefits; business disruption following the closing of the transaction; changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.